Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299

                                  NEWS RELEASE

Vasomedical, Inc.                      Lippert/Heilshorn & Associates, Inc.
Thomas W. Fry, CFO                     Kim Sutton Golodetz (kgolodetz@lhai.com)
(516) 997-4600                         (212) 838-3777
investorrelations@vasomedical.com      Bruce Voss (bvoss@lhai.com)
                                       (310) 691-7100


        Vasomedical Reports First Quarter Fiscal 2005 Financial Results

                  Conference Call to be Held Today at 4:30 ET

WESTBURY, N.Y. (October 7, 2004) - Vasomedical, Inc. (Nasdaq SC: VASO), a leader in the non-invasive treatment and management of cardiovascular diseases, today announced financial results for the three months ended August 31, 2004.

For the first quarter of fiscal 2005, Vasomedical recorded total revenue of $4.8 million, compared with total revenue of $5.4 million in the first quarter of fiscal 2004. This decline was attributed to a combination of lower selling prices and softness in the demand for new systems, along with the impact from a proposal by the Centers for Medicare and Medicaid Services (CMS) for a potential further reduction in EECP(R) therapy reimbursement for physicians in 2005. However, equipment rentals and service revenues of $846,000 were up 32% over the prior year's first quarter, reflecting the expanded installed base of systems and the company's continued focus on this portion of its revenue base. The company reported a net loss of $924,000, or $0.02 per share, for the three months ended August 31, 2004, compared with a net loss of $267,000, or less than one cent per share in the year-ago quarter.

Commenting on the quarterly results, Photios T. Paulson, board member and recent president and CEO of Vasomedical said, "Although we have been facing challenging market dynamics, we are encouraged by the growth of 30% in the number of procedures reported by Medicare for external counterpulsation therapy in the treatment of refractory angina in 2003, along with an expanding awareness and acceptance among the physician community of this novel therapy. Additionally, we are working diligently with CMS, the American College of Cardiology, our providers and our competitors to address the proposed drop in Medicare rates."

Mr. Paulson continued, "We are excited about the appointment of our new CEO, Thomas Glover, whose appointment was announced on September 30, 2004. We expect that all aspects of our business will benefit from his leadership. Our ongoing PEECHTM trial, which is intended to demonstrate the benefits of EECP therapy in the treatment of congestive heart failure (CHF), is continuing as planned. We expect that the follow-up examination for the last patient will be completed at the end of the month and we anticipate that the PEECH Steering Committee will complete its preliminary assessment of the clinical data in early 2005. We intend to share the data with the medical community as quickly as possible thereafter. In addition, we continue to execute our product development program, as well as other smaller clinical trials in the areas of angina, heart failure and other possible indications for the use of the EECP therapy."

Thomas Glover, the newly appointed president and CEO, said, "I am looking forward to meeting the challenges that we face. We will continue to focus on reimbursement issues, while planning for the conclusion of the PEECH trial and our anticipated entry into the CHF market."

At August 31, 2004, the company had cash, cash equivalent and short-term investments balances of $6,260,000 compared to $7,546,000 at May 31, 2004 and working capital at August 31, 2004 of $8,669,000 as compared to $9,772,000 at May 31, 2004.

Conference Call

The Company will host a conference call to discuss these financial results today beginning at 4:30 p.m. Eastern Time. To participate in the live call by telephone, please dial (800) 639-0297 from the U.S., or for international callers, please dial (706) 634-7417. A telephone replay will be available until 11:59 p.m. Eastern Time on October 9, 2004 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 for international callers and entering pass code 1231697.

Those interested in listening to the conference call live via the Internet may do so by visiting the Company's web site at www.vasomedical.com, under the investor relations tab. To listen to the live call, please go to the Web site 15 minutes prior to its start to register, download, and install the necessary audio software. The webcast will be archived for 30 days.

About EECP(R) Therapy - External Counterpulsation

Vasomedical's advanced, state-of-the-art EECP(R) external counterpulsation system is comprised of an air compressor, a computer console, a set of cuffs and a treatment table. To receive treatment, patients lie down on the table and have their calves and lower and upper thighs wrapped in the cuffs. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting (diastole) and deflates the cuffs just before the heart beats (systole). The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle, decreases the heart's workload and creates a greater oxygen supply for the heart muscle while lowering the heart's need for oxygen.

Treatment is typically given in 35 one-hour-sessions over seven weeks; the benefits have been shown to persist for years. Researchers hypothesize that EECP(R) therapy may work by promoting the release of beneficial growth factors, by improving the neurohormonal milieu within blood vessels and by encouraging the proliferation of collateral blood vessels. Vasomedical's EECP(R) systems are the only counterpulsation devices shown in clinical studies published in major peer-reviewed journals to provide improvements in exercise capacity, peak oxygen consumption and quality of life.

About Vasomedical

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP(R) external counterpulsation systems based on the Company's proprietary technology. EECP(R) is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system currently indicated for use in cases of angina, cardiogenic shock, acute myocardial infarction and congestive heart failure. The therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP(R) equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP(R) is a registered trademark for Vasomedical's enhanced external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this report, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as "anticipated", "believes", "could", "estimates", "expects", "may", "plans", "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                       Vasomedical, Inc. and Subsidiaries

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                                  August 31,           May 31
                                                                                     2004               2004
                                  ASSETS                                          (Unaudited)         (audited)
CURRENT ASSETS
     Cash and cash equivalents                                                      $3,605              $6,365
     Certificates of deposit and treasury bills                                      2,655               1,181
     Accounts receivable, net of an allowance for doubtful accounts of
       $836 at August 31, 2004  and $699 and May 31, 2004                            4,517               5,522
     Inventories                                                                     2,597               2,374
     Other current assets                                                              662                 272
                                                                                 --------------      -------------
         Total current assets                                                       14,036              15,714

PROPERTY AND EQUIPMENT, net                                                          2,497               2,431
FINANCING RECEIVABLES, net                                                              --                  --
DEFERRED INCOME TAXES                                                               14,582              14,582
OTHER ASSETS                                                                           313                 297
                                                                                 --------------      -------------
                                                                                   $31,428             $33,024
                                                                                 ==============      =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $2,664              $3,122
     Current maturities of long-term debt and notes payable                            139                 137
     Sales tax payable                                                                 334                 353
     Deferred revenues                                                               1,673               1,735
     Accrued warranty and customer support expenses                                    132                 162
     Accrued professional fees                                                          56                  92
     Accrued commissions                                                               369                 341
                                                                                 --------------      -------------

         Total current liabilities                                                   5,367               5,942

LONG-TERM DEBT                                                                       1,058               1,093
ACCRUED WARRANTY COSTS                                                                  57                  83
DEFERRED REVENUES                                                                      979               1,112
OTHER LIABILITIES                                                                      167                 200

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; 1,000 shares authorized; none issued
       and outstanding                                                                  --                  --
     Common stock, $.001 par value; 110,000 shares authorized; 58,553 and
       58,419 shares at August 31, 2004 and May 31, 2004, respectively,
       issued and outstanding                                                           58                  58
     Additional paid-in capital                                                     51,451              51,320
     Accumulated deficit                                                           (27,709)            (26,784)
                                                                                 --------------      -------------

         Total stockholders' equity                                                 23,800              24,594
                                                                                 --------------      -------------
                                                                                   $31,428             $33,024
                                                                                 ==============      =============

                       Vasomedical, Inc. and Subsidiaries

                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                             Three months ended
                                                                 August 31,
                                                       ------------------------------
                                                           2004              2003
                                                       -------------    -------------
Revenues                                                  $4,821           $5,427

Cost of sales and services                                 1,661            1,939
                                                       -------------    -------------
   Gross Profit                                            3,160            3,488

Expenses
   Selling, general and administrative                     3,052            2,622
   Research and development                                  872              956
   Provision for doubtful accounts                           133              189
   Interest and other income, net                             17              (22)
                                                       -------------    -------------
                                                           4,074            3,745

                                                       -------------    -------------
LOSS BEFORE INCOME TAXES                                    (914)            (257)
   Income tax expense, net                                   (10)             (10)
                                                       -------------    -------------
NET LOSS                                                   ($924)           ($267)
                                                       =============    =============

Net earnings (loss) per common share
     - basic                                               ($0.02)          ($0.00)
                                                       =============    =============
     - diluted                                             ($0.02)          ($0.00)
                                                       =============    =============
Weighted average common shares outstanding
     - basic                                               58,532           57,827
                                                       =============    =============
     - diluted                                             58,532           57,827
                                                       =============    =============
REVENUES BY SALES TYPE
Equipment sales                                           $3,975           $4,788
Equipment rental and services                                846              639
                                                       -------------    -------------
   Total                                                  $4,821           $5,427
                                                       =============    =============

REVENUES BY GEOGRAPHIC REGION
   United States business                                 $4,486           $5,316
   Non-domestic business                                     335              111
                                                       -------------    -------------
                                                          $4,821           $5,427
                                                       =============    =============



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